Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054
Cameron McAulay	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

Intevac Announces Third Quarter 2024 Financial Results

Santa Clara, Calif.—November 11, 2024—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the quarter and nine months ended September 28, 2024.

“We are pleased to report third-quarter results favorable to our expectations going into the quarter,” commented Nigel Hunton, president and chief executive officer. “Technology upgrades in support of next-generation HAMR (heat-assisted magnetic recording) media continue to drive the majority of our business, and total revenues from HDD upgrades, spares, and field service totaled over $13 million, exceeding our expectations. With an additional $15 million of largely pass-through revenue associated with the transfer of inventory to a customer, the gross margin and earnings per share performance of the core business likewise exceeded expectations. Positive free cash flow performance in the quarter drove an increase in total cash, restricted cash, and investments to over $72 million at quarter-end, and we remain on track to maintain the strength of the balance sheet in 2024 to enable strategic investments in support of future growth.”

($ Millions, except per share amounts)

	Three Months Ended		Three Months Ended
	September 28, 2024		September 30, 2023
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$28.5	$28.5	$17.9	$17.9
Operating Income (Loss)	$(1.8)	$(1.8)	$(1.4)	$0.5
Net Income (Loss)	$(2.2)	$(2.2)	$(1.6)	$0.1
Net Income (Loss) per Share – Basic and Diluted	$(0.08)	$(0.08)	$(0.06)	$0.00

	Nine Months Ended		Nine Months Ended
	September 28, 2024		September 30, 2023
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$52.7	$52.7	$39.8	$39.8
Operating Loss	$(9.5)	$(9.5)	$(11.3)	$(9.4)
Net Loss	$(7.0)	$(8.1)	$(10.3)	$(9.0)
Net Loss per Share – Basic and Diluted	$(0.26)	$(0.30)	$(0.40)	$(0.35)

Intevac’s non-GAAP adjusted results exclude the impact of the following, where applicable: (i) restructuring charges and (ii) discontinued operations. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial table included in this release. See also “Use of Non-GAAP Financial Measures” section.

Third Quarter 2024 Summary

Revenues were $28.5 million, consisting of HDD upgrades, spares and service, as well as approximately $15 million of revenue related to the inventory agreement with a customer. Gross margin was 24.8%, compared to 39.1%, in the third quarter of 2023. The inventory revenues included a small amount of gross profit to cover the operating expenses associated with procuring and storing the inventory, and the impact of this profit along with certain other inventory adjustments collectively impacted gross margin by approximately 20 percentage points. Operating expenses were $8.8 million, compared to $8.4 million in the third quarter of 2023. The operating loss was $1.8 million compared to $1.4 million in the third quarter of 2023.

The net loss for the quarter was $2.2 million, or $0.08 per diluted share, compared to a net loss of $1.6 million, or $0.06 per diluted share, in the third quarter of 2023. The non-GAAP net loss for the third quarter of 2024 was $2.2 million, or $0.08 per diluted share, compared to a non-GAAP net income of $0.1 million, or $0.00 per diluted share, in the third quarter of 2023.

Order backlog was $44.4 million on September 28, 2024 compared to $42.5 million on June 29, 2024 and $46.5 million on September 30, 2023. Backlog at September 28, 2024 and June 29, 2024 did not include any 200 Lean HDD systems. Backlog at September 30, 2023 included two 200 Lean HDD systems.

The Company ended the quarter with $72.1 million of total cash, cash equivalents, restricted cash and investments and $111.5 million in tangible book value.

First Nine Months 2024 Summary

Revenues were $52.7 million, compared to first nine months of 2023 revenues of $39.8 million, and consisted of HDD upgrades, spares and service, as well as approximately $15 million of revenue related to the inventory agreement with a customer. Gross margin was 31.9%, compared to 35.9% in the first nine months of 2023. The inventory revenues included a small amount of gross profit to cover the operating expenses associated with procuring and storing the inventory related to the cancelled order, and the impact of this profit along with certain other inventory adjustments collectively impacted year-to-date gross margin by approximately 13 percentage points. Operating expenses were $26.3 million, compared to $25.6 million in the first nine months of 2023. The net loss was $7.0 million, or $0.26 per diluted share, compared to a net loss of $10.3 million, or $0.40 per diluted share, for the first nine months of 2023. On a non-GAAP basis, the net loss was $8.1 million, or $0.30 per diluted share, compared to a net loss of $9.0 million, or $0.35 per diluted share, for the first nine months of 2023.

Use of Non-GAAP Financial Measures

Intevac’s non-GAAP results exclude the impact, where applicable, of restructuring charges and discontinued operations. A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release.

Management uses non-GAAP results to evaluate the Company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Intevac believes these measures enhance investors’ ability to review the Company’s business from the same perspective as the Company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Conference Call Information

The Company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PST (4:30 p.m. EST). To participate in the teleconference, please call toll-free (877) 407-0989 prior to the start time, and reference meeting number 13748961. For international callers, the dial-in number is +1 (201) 389-0921. You may also listen live via the Internet at https://www.webcast-eqs.com/login/intevac111124 or on the Company’s investor relations website at https://ir.intevac.com. For those unable to attend live, an archived webcast of the call will be available at the same link.

About Intevac

Founded in 1991, we are a leading provider of thin-film process technology and manufacturing platforms for high-volume manufacturing environments. With over 30 years of leadership in designing, developing, and manufacturing high-productivity, thin-film processing systems, we deploy our materials science expertise primarily to the hard disk drive (HDD) industry. Our industry-leading 200 Lean® platform is our flagship system, supporting the majority of the world’s capacity for HDD disk media production, including the vast majority of the industry’s most advanced, leading-edge, heat-assisted magnetic recording (HAMR) media. The majority of Intevac’s HDD business for the last several years has been focused on enabling the upgrades of the installed base of worldwide media capacity in close partnership with our HDD customers, thus enabling their technology roadmaps. For more information call 408-986-9888, or visit the Company’s website at www.intevac.com.

200 Lean® is a registered trademark of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: quotations from management, the Company’s revenue growth potential, expected collection of receivables, and future financial performance, including improved operating results and preserving the strength of the balance sheet. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. These risks include, but are not limited to, global macroeconomic conditions and supply chain challenges including shipment delays, availability of components, and freight, logistics and other disruptions, and changes in market dynamics that could change the forecasts and delivery schedules for both our systems and upgrades, each of which could have a material impact on our business, our financial results, and the Company’s most recent stock price. These risks and other factors are detailed in the Company’s periodic Form 10-K and 10-Q filings with the U.S. Securities and Exchange Commission.

All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Intevac does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement.

INTEVAC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net revenues	$28,505	$17,915	$52,662	$39,758
Gross profit	7,058	6,999	16,810	14,287
Gross margin	24.8%	39.1%	31.9%	35.9%
Operating expenses
Research and development	3,967	3,720	11,846	11,340
Selling, general and administrative	4,843	4,707	14,433	14,281

Total operating expenses	8,810	8,427	26,279	25,621

Total operating loss	(1,752)	(1,428)	(9,469)	(11,334)
Interest and other income (expense), net	541	600	3,521	1,922

Loss from continuing operations before provision for income taxes	(1,211)	(828)	(5,948)	(9,412)
Provision for income taxes	962	796	2,189	1,298

Net loss from continuing operations	(2,173)	(1,624)	(8,137)	(10,710)
Net income from discontinued operations, net of taxes	—	48	1,095	365

Net loss	$(2,173)	$(1,576)	$(7,042)	$(10,345)

Net income (loss) per share
Basic and diluted - continuing operations	$(0.08)	$(0.06)	$(0.30)	$(0.41)
Basic and diluted - discontinued operations	$0.00	$0.00	$0.04	$0.01
Basic and diluted - net loss	$(0.08)	$(0.06)	$(0.26)	$(0.40)
Weighted average common shares outstanding
Basic and diluted	26,895	26,287	26,695	26,033

INTEVAC, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except par value)

	September 28, 2024	December 30, 2023
	(Unaudited)	(see Note)
ASSETS
Current assets
Cash, cash equivalents and short-term investments	$63,148	$68,846
Accounts receivable, net	14,461	18,613
Inventories	31,666	43,795
Prepaid expenses and other current assets	1,946	2,123

Total current assets	111,221	133,377
Long-term investments	8,276	2,687
Restricted cash	700	700
Property, plant and equipment, net	7,584	7,664
Operating lease right-of-use assets	6,492	7,658
Intangible assets, net	851	954
Other long-term assets	1,856	3,466

Total assets	$136,980	$156,506

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current operating lease liabilities	$1,257	$1,008
Accounts payable	3,040	5,800
Accrued payroll and related liabilities	4,921	3,475
Other accrued liabilities	1,830	1,820
Customer advances	6,291	20,407

Total current liabilities	17,339	32,510
Non-current liabilities
Non-current operating lease liabilities	5,814	6,976
Customer advances	1,482	1,482
Other non-current liabilities	—	21

Total non-current liabilities	7,296	8,479
Stockholders’ equity
Common stock ($0.001 par value)	27	26
Additional paid-in capital	213,748	210,320
Treasury stock, at cost	(29,551)	(29,551)
Accumulated other comprehensive income	538	97
Accumulated deficit	(72,417)	(65,375)

Total stockholders’ equity	112,345	115,517

Total liabilities and stockholders’ equity	$136,980	$156,506

Note: Amounts as of December 30, 2023 are derived from the December 30, 2023 audited consolidated financial statements

INTEVAC, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Non-GAAP Income (Loss) from Operations
Reported operating loss (GAAP basis)	$(1,752)	$(1,428)	$(9,469)	$(11,334)
Restructuring charges[1]	—	1,950	—	1,950

Non-GAAP Operating Income (Loss)	$(1,752)	$522	$(9,469)	$(9,384)

Non-GAAP Net Income (Loss)
Reported net loss (GAAP basis)	$(2,173)	$(1,576)	$(7,042)	$(10,345)
Continuing operations:
Restructuring charges [1]	—	1,950	—	1,950
Income tax effect of non-GAAP adjustments[2]	—	(275)	—	(275)
Discontinued operations[3]	—	(48)	(1,095)	(365)

Non-GAAP Net Income (Loss)	$(2,173)	$51	$(8,137)	$(9,035)

Non-GAAP Net Income (Loss) Per Diluted Share
Reported net loss per diluted share (GAAP basis)	$(0.08)	$(0.06)	$(0.26)	$(0.40)
Continuing operations:
Restructuring charges [1]	$0.00	$0.06	$0.00	$0.06
Discontinued operations[3]	$0.00	$(0.00)	$(0.04)	$(0.01)
Non-GAAP Net Income (Loss) Per Diluted Share	$(0.08)	$0.00	$(0.30)	$(0.35)
Weighted average number of basic shares	26,895	26,287	26,695	26,033
Weighted average number of diluted shares	26,895	26,799	26,695	26,033

[1]	Results for the three and nine months ended September 30, 2023 include severance and other employee-related costs related to the 2023 Cost Reduction Program.
[2]

The amount represents the estimated income tax effect of the non-GAAP adjustments. The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item.

[3]	The amount represents discontinued operations of the Photonics business that was sold on December 30, 2021.